EXHIBIT 99.2

Vanguard Natural Resources, LLC and Subsidiaries

Unaudited Pro Forma Combined Financial Information

On December 30, 2013, Vanguard Natural Resources, LLC (“Vanguard” or the “Company”, or “we”) and its wholly-owned subsidiary, Encore Energy Partners Operating, LLC, entered into a purchase and sale agreement, dated December 23, 2013 to purchase natural gas and oil assets in the Pinedale and Jonah fields located in Southwestern Wyoming. We refer to this acquisition as the “Pinedale Acquisition.” We completed this acquisition on January 31, 2014 for an aggregate adjusted purchase price of $549.1 million, subject to customary post-closing adjustments, with an effective date of October 1, 2013. The purchase price was funded with borrowings under our reserve-based credit facility.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Vanguard, adjusted to reflect the Pinedale Acquisition.

The unaudited pro forma combined financial statements give effect to the Pinedale Acquisition and the increase in interest expense related to borrowings under Vanguard's reserve-based credit facility that were made to fund the acquisition.

The unaudited pro forma combined balance sheet gives effect to the Pinedale Acquisition as if it had occurred on December 31, 2013. The unaudited pro forma combined statement of operations for the year ended December 31, 2013 gives effect to Pinedale Acquisition as if it had occurred on January 1, 2013.

The unaudited pro forma combined financial information should be read in conjunction with Vanguard's Form 10-K for the year ended December 31, 2013.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that Vanguard would have reported had the Pinedale Acquisition been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of Vanguard's future performance for reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined
Balance Sheet as of December 31, 2013
(in thousands)

	Vanguard Historical	Pro forma adjustments Pinedale Acquisition (Note 2)		Vanguard Pro forma
Assets
Current assets
Cash and cash equivalents	$11,818	$490,988	(a)	$11,818
		(490,988)	(b)
Trade accounts receivable, net	70,109	—		70,109
Derivative assets	21,314	—		21,314
Other currents assets	2,916	244	(b)	3,160
Total current assets	106,157	244		106,401
Oil and natural gas properties, at cost	2,523,671	593,695	(b)	3,117,366
Accumulated depletion, amortization and impairment	(713,154)	—		(713,154)
Oil and natural gas properties evaluated, net – full cost method	1,810,517	593,695		2,404,212
Other assets
Goodwill	420,955	—		420,955
Derivative assets	60,474	—		60,474
Other assets	91,538	(58,100)	(b)	33,438
Total assets	$2,489,641	$535,839		$3,025,480

Liabilities and members’ equity
Current liabilities
Accounts payable:
Trade	$9,824	$—		$9,824
Affiliates	249	—		249
Accrued liabilities:
Lease operating	12,882	—		12,882
Developmental capital	10,543	—		10,543
Interest	11,989	—		11,989
Production and other taxes	16,251	—		16,251
Derivative liabilities	10,992	—		10,992
Oil and natural gas revenue payable	23,245	209	(b)	23,454
Distributions payable	16,499	—		16,499
Other	12,929	—		12,929
Total current liabilities	125,403	209		125,612
Long-term debt	1,007,879	490,988	(a)	1,498,867
Derivative liabilities	4,085	—		4,085
Asset retirement obligations	82,208	12,404	(b)	94,612
Other long-term liabilities	1,731	—		1,731
Total liabilities	1,221,306	503,601		1,724,907
Members’ equity
Preferred units	61,021	—		61,021
Members’ capital	1,205,311	32,238	(b)	1,237,549
Class B units	2,003	—		2,003
Total members’ equity	1,268,335	32,238		1,300,573
Total liabilities and members’ equity	$2,489,641	$535,839		$3,025,480

Unaudited Pro Forma Combined
 Statement of Operations
 for the Year Ended December 31, 2013
(in thousands)

	Vanguard Historical	Pro forma adjustments Pinedale Acquisition (Note 2)		Vanguard Pro forma
Revenues:
Oil sales	$268,922	$22,384	(a)	$291,306
Natural gas sales	124,513	108,821	(a)	233,334
NGLs sales	49,813	31,292	(a)	81,105
Net gains on commodity derivative contracts	11,256	—		11,256
Total revenues	454,504	162,497		617,001

Costs and expenses:
Production:
Lease operating expenses	105,502	46,465	(b)	151,967
Production and other taxes	40,430	18,925	(b)	59,355
Depreciation, depletion, amortization and accretion	167,535	50,398	(c)	217,933
Selling, general and administrative expenses	25,942	—		25,942
Total costs and expenses	339,409	115,788		455,197

Income from operations	115,095	46,709		161,804

Other income (expense):
Other income	69	—		69
Interest expense	(61,148)	(10,542)	(d)	(71,690)
Net losses on interest rate derivative contracts	(96)	—		(96)
Net gain on acquisition of oil and natural gas properties	5,591	—		5,591
Total other expense	(55,584)	(10,542)		(66,126)

Net income	59,511	36,167		95,678
Less: Distributions to Preferred unitholders	(2,634)	—		(2,634)
Net income available to Common and Class B unitholders	$56,877	$36,167		$93,044

Net income per Common and Class B unit:
Basic	$0.78			$1.27
Diluted	$0.77			$1.26

Weighted average units outstanding:
Common units – basic	72,644			72,644
Common units – diluted	72,992			72,992
Class B units – basic & diluted	420			420

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

On December 30, 2013, Vanguard Natural Resources, LLC (“Vanguard” or the “Company”, or “we”) and its wholly-owned subsidiary, Encore Energy Partners Operating, LLC, entered into a purchase and sale agreement, dated December 23, 2013 to purchase natural gas and oil assets in the Pinedale and Jonah fields located in Southwestern Wyoming. We refer to this acquisition as the “Pinedale Acquisition.” We completed this acquisition on January 31, 2014 for an aggregate adjusted purchase price of $549.1 million, subject to customary post-closing adjustments, with an effective date of October 1, 2013. The purchase price was funded with borrowings under our reserve-based credit facility.

Note 2 Unaudited Pro forma Combined Balance Sheet

Pro Forma Adjustments to the Unaudited Pro Forma Combined Balance Sheet

Adjustments (a) – (b) to the unaudited pro forma combined balance sheet as of December 31, 2013 are to reflect the Pinedale Acquisition completed on January 31, 2014 as follows:

(a)	To record the financing of the acquisition with borrowings under our reserve-based credit facility.

(b)
To record the acquisition of certain natural gas and liquids properties, other assets and imbalance liabilities and asset retirement obligation associated with the oil and natural gas and liquids properties acquired and reclassification of the previously paid deposit for the acquisition.

Total cash consideration was $549.1 million. The measurement of the fair value at acquisition date of the assets acquired as compared to the fair value of consideration transferred, adjusted for purchase price adjustments, resulted in a gain of $32.1 million, calculated in the following table. The gain resulted primarily from the changes in oil and natural gas prices between the date the purchase and sale agreement was entered into and the closing date, which were used to value the reserves acquired.

(in thousands)
Fair value of assets and liabilities acquired:
Oil and natural gas properties	$593,695
Inventory	244
Asset retirement obligations	(12,404)
Imbalance liabilities	(209)
Other	(124)
Total fair value of assets and liabilities acquired	581,202

Fair value of consideration transferred:
Deposit	58,100
Cash paid at closing	490,988
Total fair value of consideration transferred	549,088

Gain on acquisition	$32,114

Note 3 Unaudited Pro Forma Combined Statements of Operations

The unaudited pro forma combined statements of operations for the year ended December 31, 2013 include adjustments to reflect the following:

(a)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Pinedale Acquisition.

(b)	Represents the increase in lease operating expenses and production and other taxes resulting from the Pinedale Acquisition.

(c)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Pinedale Acquisition.

(d)	Represents the pro forma interest expense related to borrowings under the reserve-based credit facility to fund the Pinedale Acquisition.